EXHIBIT 23.4

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

December 10, 2024

Evolution Petroleum Corporation

1155 Dairy Ashford Road, Suite 425

Houston, Texas 77079

Ladies & Gentlemen:

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of Evolution Petroleum Corporation. (the “Company”) of estimates of oil and gas reserves contained in our report dated August 14, 2024, included in the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2024, and to the incorporation by reference of such report into such Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716